AMENDMENT NO. 6

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of July 15, 2013, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Securities Funds (Invesco Investment Securities Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco Dynamics Fund, Invesco Municipal Bond Fund and Invesco High Yield Securities Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Global Real Estate Fund

Invesco High Yield Fund

Invesco Limited Maturity Treasury Fund

Invesco Money Market Fund

Invesco Real Estate Fund

Invesco Short Term Bond Fund

Invesco U.S. Government Fund

Invesco Corporate Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ John M. Zerr

Name: John M. Zerr

Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani

Name: Harsh Damani

Title: SVP, Funds & CFO

By: /s/ David C. Warren

Name: David C. Warren

Title: Executive Vice President and Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Christian Puschmann /s/ Lief Baumann

Name: Christian Puschmann Lief Baumann

Title: Managing Director Procurator

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ Martin McLoughlin

Name: Martin McLoughlin

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: /s/ Nick Burrell

Name: Nick Burrell

Title: Company Secretary

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Fanny Lee /s/ Gracie Liu

Name: Fanny Lee Gracie Liu

Title: Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Secretary & General Counsel

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